REPORT OF CERTIFIED
PUBLIC ACCOUNTANTS



The Board of Directors
Centura Funds, Inc.

In planning and performing our audit of
the financial statements of Centura Equity
Growth Fund, Centura Equity Income Fund,
Centura Federal Securities Income Fund and
Centura North Carolina Tax-Free Bond Fund, separate portfolios of Centura Funds, Inc.
for the year ended April 30, 1997, we
considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Centura Funds, Inc. is
responsible for establishing and maintaining
internal control.  In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of controls.   Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.  A material
weakness is a condition in which the
design or operation of any specific
internal control component does not
reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 1997.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.


/s/ McGladrey & Pullen, LLP
New York, New York
May 23, 1997